Exhibit 99

STATEMENT OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. § 1350

In connection with the Quarterly Report on Form 10-Q for the period ended March 31, 2003 (the “Form 10-Q”) of Middleburg Financial Corporation (the “Company”), we, Joseph L. Boling, Chief Executive Officer of the Company, and Alice P. Frazier, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(a)

the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)

the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-Q.

By:

/s/ Joseph L. Boling

Date:

May 14, 2003

Joseph L. Boling

Chief Executive Officer

By:

/s/ Alice P. Frazier

Date:

May 14, 2003

Alice P. Frazier

Chief Financial Officer

[A signed original of this written statement required by Section 906 has been provided to Middleburg Financial Corporation and will be retained by Middleburg Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.]